UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2015

Perfumania Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2 Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100
(Registrant's telephone number, including area code)

_________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 7, 2015, the Company held its 2015 Annual Meeting of Shareholders. Two proposals were before the meeting: (1) the election of Stephen Nussdorf, Michael W. Katz, Joseph Bouhadana, Paul Garfinkle and Glenn H. Gopman as directors of the Company to serve until the 2016 Annual Meeting of Shareholders and (2) the ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2016 (fiscal 2015).

The votes with respect to the proposals are set forth below.
(1) Elect the Directors of the Company to serve until the 2016 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Stephen Nussdorf	10,687,558	514,655	3,252,170
Michael W. Katz	10,684,563	517,650	3,252,170
Joseph Bouhadana	11,094,828	107,385	3,252,170
Paul Garfinkle	11,095,723	106,490	3,252,170
Glenn H. Gopman	11,129,623	72,590	3,252,170

(2) Ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2016 (fiscal 2015):

For	Against	Abstain	Broker Non-Votes
14,275,695	144,050	34,638	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.
Date: December 9, 2015	By: /S/ Donna L. Dellomo Donna L. Dellomo Vice President and Chief Financial Officer